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                                                                    Exhibit 99.6

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

        This Third Amendment (this "Third Amendment") is effective July 1, 2004 by and among Kramont Operating Partnership, L.P., a Delaware limited partnership (the "Company"), Kramont Realty Trust, a Maryland real estate investment trust ("Kramont") and Carl E. Kraus ("Executive").

                                   BACKGROUND

        WHEREAS, the parties hereto entered into an Employment Agreement dated effective March 21, 2002, as amended by First Amendment dated July 1, 2002 and Second Amendment dated July 1, 2003 (herein referred to as "Employment Agreement") wherein the parties agreed to the terms and conditions of Executive's employment with the Company; and

        WHEREAS, the parties hereto desire to further amend certain of the terms and conditions of the Employment Agreement.

        NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. All capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed in the Employment Agreement, with the exception of the definitions of "Change of Control" and "Good Reason", which shall be defined as follows:


        "Change of Control" means the closing of a transaction or a series of related transactions which involves (i) a transfer of all or substantially all of Kramont's or the Company's assets and business (whether structured as an acquisition, sale of assets, merger, consolidation or otherwise, and whether or not Kramont or the Company is the surviving entity of the transaction); (ii) an exchange of 35% or more of equity securities of Kramont for assets or stock of another entity or Person, or (iii) the election to the Company's Board of Trustees after a transaction described in (i) or (ii) of this paragraph of new trustees not formerly associated with Kramont constituting a majority of the number of Trustees of the Company then in office. A Change of Control will not be deemed to have occurred, with respect to the Executive, if the Executive is part of or affiliated with the group that consummates the change of control transaction.

        "Good Reason" means (a) a material breach by Company of any material provision of this Agreement, (b) a material diminution in the level of responsibilities or authority or compensation of Executive; or (c) Company's requiring Executive to be based at any office or location outside of 50 miles from the City of Philadelphia, provided, however, that no event or condition described in clauses (a) through (c) of this definition shall constitute Good Reason unless (i) Executive gives the Company written notice of his or her objection to such event or condition, (ii) such event or condition is not corrected by the Company within 20 business days of its receipt of such notice (the "Cure Period") (or in the event that such event or condition is not susceptible of correction within such 20 business day Cure Period, the Company has not taken all reasonable steps within such Cure Period to correct such event or condition as promptly as practicable thereafter and does, in fact, correct such event or condition within ninety (90) days following the date that the Executive gives the Company written notice of his or her objection)) and (iii) Executive resigns his or her employment with the Company and its Affiliates by written



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notice to the Company not more than 90 days following the expiration of the 20 business day Cure Period. The closing of a transaction entered into with the prior consent of the Board of Trustees of Kramont or events which would have constituted a Change in Control shall not constitute "Good Reason" unless a violation of clauses (a), (b) or (c) of this definition occurs within one year of the closing of the transaction and the Executive complies with all the other requirements of this definition.


        2. Notwithstanding anything to the contrary contained in Paragraph 6(4), "Termination and Severance Benefits" - Without Cause: Good Reason," the following shall replace the language contained in the Employment
Agreement:

                                "6(4) Without Cause: Good Reason. If, prior to
the expiration of the Term of Employment, Executive's employment is terminated by the Company without Cause or the Company fails to renew an employment agreement without cause, or if Executive terminates employment hereunder for Good Reason: Executive shall become immediately entitled to receive a lump sum payment by the Company (or its successor in interest) in an amount equal to two
(2) times the annual Base Salary, plus all accrued and unpaid bonus and other awards and unreimbursed expenses. In the event that the Executive terminates employment hereunder for Good Reason, all stock options and other awards subject to vesting periods not then expired shall become fully vested Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment. Executive shall have no obligation to mitigate the Company's severance obligations under this paragraph and no amounts earned by Executive following such termination shall be deemed to reduce the payments required under this paragraph 6(4). Such payments shall be in lieu of any and all entitlements that Executive may have by contract or otherwise." Any payments hereunder shall be conditioned on the execution by the Executive of a General Release in a form satisfactory to Kramont."

                3. Notwithstanding anything to the contrary contained in Paragraph 6(5) "Termination and Severance Benefits - Change of Control," the following shall replace the language contained in the Employment Agreement:

                                "6(5) Change in Control. In the event of a
Change of Control, and the Executive is not offered the same or similar position with the same or similar salary and benefits with the Company prior to the closing of the transaction, or its successor in interest, or the entity surviving the Change of Control, Executive shall have the right to terminate his or her employment by written notice to the Company given within thirty (30) days after the closing ("Closing") of the transactions giving rise to the Change of Control, in which case, effective within ten (10) days following the Company's receipt of Executive's termination notice: (i) Executive shall become immediately entitled to receive a lump sum payment by the Company (or its successor in interest) in an amount equal to two (2) times the sum of the annual Base Salary and bonus, plus all accrued and unpaid bonus and other awards and unreimbursed expenses, and (ii) all stock options and other awards subject to vesting periods not then expired shall, effective upon such Closing, become fully vested. For purposes of computing the sum of the base salary and bonus due hereunder, bonus shall mean the regular average annual bonus as determined previously by the Board's Compensation Committee paid to the Executive during the three years prior to the event giving rise to the payment. Executive shall have no obligation to mitigate the Company's severance obligations under this paragraph and no amounts earned by Executive following such termination shall be deemed to reduce the payments required under this paragraph 6(5). Such payments shall be in lieu of any and all entitlements that Executive may



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have by contract or otherwise. Any payments hereunder shall be conditioned on the execution by the Executive of a General Release in a form satisfactory to Kramont.

        4. Subject to the provisions contained in Paragraph 3 of the Employment Agreement, the Term of Employment is hereby extended to December 31, 2005 (the "Extended Term of Employment"). The sentence "In the event the Company gives notice to Executive of non-renewal of this Agreement, Company agrees to provide Executive with ninety (90) days of continued base salary and bonus payments pursuant to Paragraph (4) (a) and (b) hereof." is hereby deleted in its entirety.

        5. In accordance with paragraph 4 (A), during the Extended Term of Employment, Executive's Base Salary shall be $218,400.00 payable in equal bi-weekly installments in accordance with the Company's normal payroll practices, subject to periodic review by the Board of Trustees Executive shall also be eligible to participate in any bonus plan, as approved by the Board of Trustees.

        6.      Paragraph 4 (B) is deleted in its entirety.

        7. This Third Amendment and the Employment Agreement represent the entire understanding between the parties and supersedes all other oral or written agreements between the parties The Employment Agreement, as amended by this Third Amendment, is hereby ratified and confirmed and remains in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amendment as of the date and year first above written.



                                        KRAMONT OPERATING PARTNERSHIP, L.P.


                                        By:   /s/ LOUIS P. MESHON, SR.
                                             ---------------------------------
Dated: 12/20/04                              Louis P. Meshon, Sr.
      --------------                         President


                                        KRAMONT REALTY TRUST


                                        By:   /s/ LOUIS P. MESHON, SR.
                                             ---------------------------------
Dated: 12/20/04                              Louis P. Meshon, Sr.
      --------------                         President



                                        Executive


                                        By:   /s/ CARL E. KRAUS
                                             ---------------------------------
Dated: 12/16/04                               Carl E. Kraus
      --------------






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